As filed with the Securities and Exchange Commission on August 6, 2001
                                                     Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                              THE AES CORPORATION
               (Exact name of issuer as specified in its charter)


               Delaware                                    54-1163725
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                  Identification No.)

                             1001 North 19th Street
                           Arlington, Virginia 22209
                    (Address of principal executive offices)

                            -----------------------

                              THE AES CORPORATION
                  2001 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                            -----------------------

                                 Barry J. Sharp
              Executive Vice President and Chief Financial Officer
                              The AES Corporation
                             1001 North 19th Street
                           Arlington, Virginia 22209

                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (703) 522-1315

                            -----------------------

                                            CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                                    Proposed            Proposed
                                                  Amount             Maximum            Maximum           Amount of
            Title Of Securities                    to be         Offering Price    Aggregate Offering    Registration
             to be Registered                   Registered       Per Share($)(2)      Price($)(2)         Fee($)(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.01 per share)         750,000 (1)        $36.75           $27,562,500          $6,890.63

========================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the registration fee under Rules 457(h) and 457(c). The proposed maximum offering price per share with respect to shares issuable under the 2001 Stock Option Plan for Outside Directors as of the filing date hereof is based upon the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on July 30, 2001.

           This Registration Statement Includes a Total of 7 Pages.
                            Exhibit Index on Page 7.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Not required to be included in this Registration Statement pursuant to the introductory note to Part I on Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The AES Corporation (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), for issuance pursuant to The AES Corporation 2001 Stock Option Plan for Outside Directors (the "Directors' Plan").

            ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Registrant with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

     (1) Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000.

     (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the 1934 Act since December 31, 2000.

     (3) All other reports filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof (and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold).

     (4) The description of the Registrant's Common Stock contained in the following document: Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-46564) filed on November 29, 2000, including any amendment thereto or report filed for the purpose of updating such description.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                       ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

               ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation contains a provision that eliminates the liability of directors to the fullest extent permitted by Delaware law. It further provides that if said provision is amended or repealed, or, an inconsistent provision is adopted, such amendment, repeal or adoption will not be effective with respect to any cause of action, suit, claim or other matter that, but for the liability provision, would accrue or arise prior to such amendment, repeal or adoption.

     Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's bylaws provide for indemnification of its directors, officers and employees to the fullest extent permitted by Delaware law. The Registrant's bylaws further provide for indemnification of persons serving as directors, officers, employees or agents at the request of the Registrant for another entity to the fullest extent permitted by Delaware law. Agents of the Registrant may be similarly indemnified, at the discretion of the Registrant's board of directors.

     The Registrant's bylaws provide that the indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     In addition, the Registrant has purchased and maintains directors' and officers' insurance.

                  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                ITEM 8. EXHIBITS

EXHIBIT
NUMBER                EXHIBIT

4.01................  Sixth Restated Certificate of Incorporation of the
                      Registrant (incorporated herein by reference to Exhibit
                      99.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No. 001-12291).*

4.02................  Amended Bylaws of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No. 001-12291).*

5.01................  Opinion of Davis Polk & Wardwell.

23.01...............  Consent of Independent Public Accountants - Deloitte &
                      Touche LLP.

23.02...............  Consent of Independent Public Accountants - Piernavieja,
                      Porta, Cachafeiro y Asociados.

23.03...............  Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5.01).

24.01...............  Powers of Attorney (included on the signature page of this Registration Statement).

99.01...............  The AES Corporation 2001 Stock Option Plan for Outside
                      Directors (incorporated herein by reference to Exhibit
                      99.3 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No. 001-12291).*
-------------------
* Incorporated by reference.

                              ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the Directors' Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Commonwealth of Virginia, on this 6th day of August, 2001.


                                           THE AES CORPORATION


                                           By  /s/ William R. Luraschi
                                              -------------------------
                                              William R. Luraschi
                                              Vice President and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Dennis W. Bakke, Barry J. Sharp and William R. Luraschi, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable The AES Corporation to comply with the Securities Act of 1933, as amended (the "1933 Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the 1933 Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE                    TITLE                                DATE
---------                    -----                                ----

/s/ Roger W. Sant            Chairman of the Board and Director   August 6, 2001
----------------------------
    Roger W. Sant


/s/ Dennis W. Bakke          President, Chief Executive Officer   August 6, 2001
---------------------------- and Director (Principal Executive
    Dennis W. Bakke          Officer)


/s/ Dr. Alice F. Emerson     Director                             August 6, 2001
---------------------------
    Dr. Alice F. Emerson


/s/ Robert F. Hemphill, Jr.  Director                             August 6, 2001
---------------------------
    Robert F. Hemphill, Jr.


/s/ Frank Jungers            Director                             August 6, 2001
---------------------------
    Frank Jungers


/s/ Philip Lader             Director                             August 6, 2001
---------------------------
    Philip Lader


/s/ John H. McArthur         Director                             August 6, 2001
---------------------------
    John H. McArthur


/s/ Hazel O'Leary            Director                             August 6, 2001
---------------------------
    Hazel O'Leary


/s/ Thomas I. Unterberg      Director                             August 6, 2001
---------------------------
    Thomas I. Unterberg


/s/ Robert H. Waterman, Jr.  Director                             August 6, 2001
---------------------------
    Robert H. Waterman, Jr.


/s/ Barry J. Sharp           Executive Vice President and Chief   August 6, 2001
---------------------------- Financial Officer (Principal
    Barry J. Sharp           Financial and Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit
 Number        Exhibit
-------        -------

  4.01         Sixth Restated Certificate of Incorporation of the
               Registrant (incorporated herein by reference to Exhibit
               99.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No.
               001-12291).*

  4.02 Amended Bylaws of the Registrant (incorporated herein by reference to Exhibit 99.2 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No. 001-12291).*

  5.01         Opinion of Davis Polk & Wardwell.

  23.01        Consent of Independent Public Accountants - Deloitte &
               Touche LLP.

  23.02 Consent of Independent Public Accountants - Piernavieja, Porta, Cachafeiro y Asociados.

  23.03 Consent of Davis Polk & Wardwell (included in their opinion filed as Exhibit 5.01).

  24.01 Powers of Attorney (included on the signature page of this Registration Statement).

  99.01 The AES Corporation 2001 Stock Option Plan for Outside Directors (incorporated herein by reference to Exhibit
               99.3 to the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, Commission File No.
               001-12291).*

-------------------
* Incorporated by reference.